UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 26, 2007

Authentidate Holding Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

(Address and zip code of principal executive offices)

(908 787-1700)

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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Item 1.01	Entry in to a Material Definitive Agreement.

On July 26, 2007, Authentidate Holding Corp. entered into a new three-year license agreement with the U.S. Postal Service® (USPS) to act as a non-exclusive authorized service provider of the USPS Electronic Postmark® (EPM). Pursuant to this license agreement, the USPS granted Authentidate a non-exclusive, worldwide license to use its applicable trademarks and other intellectual property rights for the EPM service in order to enable Authentidate to offer the EPM service directly to the market. The USPS will define and maintain the technical and operational standards for the EPM service, and serve as backup verifier for all EPM transactions. Authentidate has operated the Electronic Postmark service on behalf of the USPS since March 2003, under a strategic alliance agreement that expires on July 31, 2007.

In consideration for the licenses granted to it, Authentidate will pay the USPS a quarterly license fee and a per EPM transaction fee if Authentidate’s volume of EPM transactions exceed a contractually specified level during a particular quarter. This license agreement is effective as of August 1, 2007 and will expire in three years unless it is sooner terminated in accordance with its terms. Either party may terminate the agreement upon written notice if the other party is in material breach of any provision thereof, subject to applicable cure periods. In addition, either party may terminate this agreement for any reason, upon 120 days notice to the other party. The USPS will also have the right to terminate the license agreement upon written notice in connection with a change in control transaction affecting Authentidate.

On July 26, 2007, Authentidate issued a press release announcing its entry into the license agreement with the USPS. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated July 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Surendra B. Pai
Name:	Surendra B. Pai
Title:	Chief Executive Officer
Date:	July 30, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 26, 2007